Exhibit 24
POWER OF ATTORNEY
     Each of the undersigned officers and/or directors of Materion Corporation, an Ohio corporation (the “Registrant”), does hereby make, constitute and appoint each of Richard J. Hipple, John D. Grampa, and Michael C. Hasychak, and each of them, with full power of substitution and resubstitution, as attorney of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) under the Securities Act of 1933 concerning Common Shares of the Registrant to be offered in connection with the 2006 Non-employee Director Equity Plan, (ii) any and all amendments, including post-effective amendments, and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
     IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 4th day of May 2011.

/s/ Richard J. Hipple	/s/ William P. Madar,

Richard J. Hipple, Chairman, President, Chief Executive Officer and Director (principal executive officer)	William P. Madar, Director

/s/ John D. Grampa	/s/ N. Mohan Reddy

John D. Grampa, Vice President Chief Financial Officer (principal financial and accounting officer)	N. Mohan Reddy, Director

/s/ Joseph P. Keithley	/s/ William R. Robertson,

Joseph P. Keithley, Director	William R. Robertson, Director

/s/ Vinod M. Khilnani	/s/ John Sherwin, Jr.

Vinod M. Khilnani, Director	John Sherwin, Jr., Director

/s/ William B. Lawrence	/s/ Craig S. Shular

William B. Lawrence, Director	Craig S. Shular, Director